Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Third Quarter 2026
–Quarterly Revenue of $195.3 million –
–Income from Operations of $29.0 million –
–Net Income of $17.9 million –
–Adjusted EBITDA1 of $39.8 million –
–Backlog and Awarded Orders of $791.7 million –
–Provides Fourth Quarter and Raises Full-year Outlook –

PORTLAND, TN. – November 4, 2026 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a global leader in electrical infrastructure solutions for the energy transition market, today announced results for its third quarter ended September 30, 2026.

“We’re very pleased with our strong results in the period, as productivity improvements drove both quarterly revenue and Adjusted EBITDA above our expected range. We remain focused on making meaningful operational improvements as we finish 2026 on a strong note. The long-term health of the market remains robust and we’re well positioned to continue the momentum into 2027 and beyond,” said Brandon Moss, CEO of Shoals.

"Our strategy is working — and the results prove it. With the move into our new facility complete, our focus today is on the customer; delivering quality solutions, on time, with market-leading customer service. With an unmatched market position, world-class manufacturing, and a breakthrough innovation pipeline, we are built for what's ahead and excited about the opportunities in front of us," added Mr. Moss.

Third Quarter 2026 Financial Results
Revenue increased 43.8%, to $195.3 million, compared to $135.8 million for the prior-year period, driven by strong underlying demand for products, the impact of market share capture initiatives, and an increase in the volume of projects in the current year.
1Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

Gross profit was $62.4 million, compared to $50.3 million in the prior-year period. Gross profit as a percentage of revenue was 31.9% compared to 37.0% in the prior-year period. Gross profit as a percentage of revenue declined year over year primarily due to operational inefficiencies associated with the ramp-up and transition into the new manufacturing facility and product mix within the quarter, along with costs incurred to address product quality matters, including rework and corrective actions, as well as incremental lease accounting amortization.

General and administrative expenses were $31.0 million, compared to $29.4 million during the same period in the prior year. The increase in general and administrative expenses was the result of a $5.4 million increase in cash and share-based incentive compensation expense due to improved financial performance in comparison to the prior year and increased headcount, which was offset by $4.1 million in decreased spending related to legal matters in the current quarter in comparison to the prior year quarter.

Income from operations was $29.0 million, compared to $18.7 million during the prior-year period.

Net income was $17.9 million compared to $11.9 million during the prior-year period. Earnings per share was $0.11 in the current period and $0.07 in the prior-year period.

Adjusted EBITDA1 was $39.8 million, compared to $32.2 million in the prior-year period.

Adjusted Net Income1 was $24.5 million compared to $21.2 million during the prior-year period. Adjusted Diluted Earnings Per Share1 was $0.14 compared to $0.13 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of September 30, 2026, were $791.7 million, representing a 9.8% increase compared to the prior-year period and a 1.2% sequential decrease from June 30, 2026. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with growth in emerging battery energy storage markets.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting with a contract but for which a contract has not yet been signed.

Fourth Quarter 2026 Outlook
At this time, the Company is providing an outlook for the fourth quarter. Based on current business conditions, business trends and other factors, for the quarter ending December 31, 2026, the Company expects:
•Revenue in the range of $165 million to $185 million; and

•Adjusted EBITDA1 in the range of $36 million to $40 million.

Revised Full-Year 2026 Outlook
Based on current business conditions, business trends and other factors, for the full year 2026, the Company now expects:
•Revenue in the range of $665 million to $685 million;
•Adjusted EBITDA1 in the range of $129 million to $133 million;
•Cash flow from operations in the range of $55 million to $65 million;
•Capital expenditures in the range of $20 million to $30 million; and
•Interest expense in the range of $11 million to $13 million.

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking measure that is a non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measure may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted Net Income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
In a separate press release issued today, the Company announced it had entered into an Agreement and Plan of Merger and Reorganization with ARRAY Technologies, Inc. Additional information is available in the transaction press release. In light of the transaction announcement, the Company’s previously scheduled third quarter 2026 earnings call will instead be conducted as a joint analyst call with ARRAY Technologies, Inc. on November 4, 2026 at 8:00 a.m. EDT.

Interested investors and other parties can view materials related to the Company’s quarterly earnings results on the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group is a leading manufacturer of advanced electrical infrastructure solutions for mission-critical applications across utility-scale solar, battery storage, and data center power systems. Since its founding in 1996, the Company has designed innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability at scale.

Shoals Technologies Group is a recognized leader in the energy transition industry. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements

This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market; project delays; regulatory environment, including changes or potential changes to such environment; the effects of strategic pricing actions, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations, including sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter discussed in our public filings; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; and production and capacity at our plants. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the key factors and scenarios that could cause actual results to differ from our expectations include, among others, the completion of our proposed transaction with Array Technologies, Inc. on the anticipated terms and timing, including obtaining stockholder and regulatory approvals, the anticipated tax treatment, redemption of Array’s preferred stock, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of Array’s and our businesses and the satisfaction of other conditions to the completion of the proposed Array transaction; the risk that a condition to closing may not be satisfied, that an event, change or other circumstance could give rise to the termination of the proposed Array transaction, or that the proposed Array transaction may not be completed on the expected timeline or at all; failure to realize the anticipated benefits of the proposed Array transaction, including because of a delay in completing the transaction or because our businesses are not integrated successfully on the anticipated timeline, or at all, or integration is more costly or difficult than expected; potential litigation relating to the proposed Array transaction that could be instituted against us, Array, or our respective directors and officers; the risk that disruptions from the proposed Array transaction will harm our or Shoals’ businesses, including our current plans and operations, or divert management’s attention from ongoing business operations and opportunities; our ability to retain and hire key personnel; potential adverse reactions or changes to business, employee, customer or supplier relationships resulting from the announcement, pendency or completion of the proposed Array transaction; the risk that the announcement, pendency or completion of the proposed Array transaction could adversely affect the market price or long-term value of our common stock; if demand for solar energy projects diminishes, we may not be able to grow, and our financial results, business and prospects could be materially adversely impacted; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier, and our profit margins, financial results, business and prospects could be materially adversely impacted; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs, and other charges on imports and exports; the imposition of trade restrictions, import tariffs, anti-dumping, and countervailing duties; we have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business, and modifying our business strategy could have an adverse effect on our business and financial results; amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; defects or performance problems in our products or their parts, whether due to manufacturing, installation, or use, including those related to the wire insulation shrinkback matter, have a high consequence of failure and can lead to equipment and systems failure, physical injury or death, and in the past have, and in the future could, result in loss of customers, reputational damage and decreased revenue, and materially adversely impact our business, financial condition and results of operations; we have experienced, and may experience in the future, delays, disruptions, quality control, or reputational problems in our manufacturing operations in part due to our vendor concentration; if we fail to retain our key personnel and attract additional qualified personnel, our business strategy and prospects could suffer; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties integrating and optimizing our consolidated Tennessee-based manufacturing and distribution operations, and may not fully realize the anticipated benefits thereof; safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share; macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability, impact our business and financial results; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission and District Courts; if we fail to, or incur significant costs in order to obtain, maintain, protect, defend, or enforce our intellectual property portfolio and other proprietary rights, including the patents we are asserting in ongoing patent infringement litigation; acquisitions, joint ventures, and/or investments and the failure to integrate acquired businesses could disrupt our business and negatively impact revenue, results of operations and cash flow; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business, financial condition, results of operations and prospects; a significant drop in the price of electricity may harm our business; the unauthorized access to our information technology systems or the disclosure of personal or sensitive data or confidential information, whether through a breach of our computer system or otherwise, could severely disrupt our business; failure of our information technology systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations; our expansion outside the U.S. could subject us to additional business, financial, regulatory, and competitive risks; our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; existing electric utility industry, federal, state, and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations, and prospects; and the market price of our Class A common stock may decline and may continue to be subject to significant volatility.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus plant optimization expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) gain (loss) on sale of asset (viii) wire insulation shrinkback litigation expenses, (ix) plant optimization expenses, (x) shareholder litigation expenses, (xi) litigation settlement expense, net of insurance recoveries, and (xii) transaction, integration, and restructuring costs. We define Adjusted Net Income as net income plus (i) amortization of intangibles, (ii) amortization / write-off of deferred financing costs, (iii) equity-based compensation, (iv) gain (loss) on sale of asset (v) wire insulation shrinkback litigation expenses, (vi) plant optimization expenses, (vii) shareholder litigation expenses, (viii) litigation settlement expenses, net of insurance recoveries, and (ix) transaction, integration, and restructuring costs, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period.
Beginning with the three months ended March 31, 2026, we revised our definition of Adjusted EBITDA to exclude shareholder litigation costs, which are reflected in General and Administrative expenses on our consolidated statements of operations. Comparative amounts for prior periods have been recast to conform to the current period presentation. Management believes this revised definition provides a more meaningful representation of the Company’s ongoing operating performance as the costs are not reflective of our core operations.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income to Adjusted EBITDA, and net income to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$7,674	$7,320
Accounts receivable, net	159,822	128,793
Unbilled receivables	12,617	22,133
Inventory	148,348	89,878
Insurance receivable	499	—
Other current assets	12,174	9,762
Total Current Assets	341,134	257,886
Property, plant and equipment, net	62,686	53,302
Goodwill	69,941	69,941
Other intangible assets, net	27,810	33,499
Deferred tax assets	428,540	438,027
Right-of-use operating lease assets	42,881	46,044
Other assets	5,704	5,402
Total Assets	$978,696	$904,101

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$27,400	$64,875
Accrued expenses and other	44,143	22,215
Litigation settlement liability	5,999	—
Warranty liability—current portion	5,281	3,202
Deferred revenue	56,216	37,031
Total Current Liabilities	139,039	127,323
Revolving line of credit	163,750	136,750
Right-of-use operating lease liabilities	36,391	38,661
Warranty liability, less current portion	403	403
Other long-term liabilities	991	991
Total Liabilities	340,574	304,128
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 172,380,287 and 171,358,711 shares issued; 168,471,900 and 167,450,324 outstanding as of September 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	501,528	493,090
Treasury stock, at cost, 3,908,387 shares as of September 30, 2026 and December 31, 2025	(25,272)	(25,272)
Retained earnings	161,864	132,153
Total Stockholders' Equity	638,122	599,973

Total Liabilities and Stockholders’ Equity	$978,696	$904,101

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$195,308	$135,804	$499,237	$327,006
Cost of revenue	132,912	85,552	346,306	207,412
Gross profit	62,396	50,252	152,931	119,594
Operating expenses
General and administrative expenses	31,003	29,423	90,482	74,180
Depreciation and amortization	2,427	2,158	7,043	6,433
Total operating expenses	33,430	31,581	97,525	80,613
Income from operations	28,966	18,671	55,406	38,981
Interest expense	(3,894)	(2,832)	(10,271)	(7,483)
Interest income	—	38	327	232
Litigation settlement expense, net of recoveries	(1,000)	—	(6,250)	—
Gain (loss) on sale of assets	(2)	(7)	(4)	3,127
Foreign currency gain (loss)	18	—	(10)	—
Income before income taxes	24,088	15,870	39,198	34,857
Income tax expense	(6,218)	(3,991)	(9,487)	(9,405)
Net income	$17,870	$11,879	$29,711	$25,452

Earnings per share of Class A common stock:
Basic	$0.11	$0.07	$0.18	$0.15
Diluted	$0.11	$0.07	$0.17	$0.15
Weighted average shares of Class A common stock outstanding:
Basic	168,377	167,369	168,000	167,206
Diluted	170,133	168,750	170,058	167,725

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities
Net income	$29,711	$25,452
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,802	9,984
Amortization/write off of deferred financing costs	699	467
Equity-based compensation	11,795	7,674
Provision for obsolete or slow-moving inventory	3,030	1,090
Provision for warranty expense	8,947	256
Deferred taxes	9,487	10,574
Other	5,295	(3,127)
Changes in assets and liabilities:
Accounts receivable	(31,029)	(39,283)
Unbilled receivables	9,516	13,129
Inventory	(61,500)	(5,463)
Other assets	(3,413)	2,465
Accounts payable	(37,475)	12,566
Accrued expenses and other	17,530	11,661
Warranty liability	(6,868)	(33,653)
Litigation receivable and settlement liabilities	5,500	—
Deferred revenue	19,185	7,362
Net Cash Provided by (Used in) Operating Activities	(5,788)	21,154
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(17,501)	(25,879)
Proceeds from sale of property, plant and equipment	—	5,088
Net Cash Used in Investing Activities	(17,501)	(20,791)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(3,357)	(344)
Proceeds from revolving credit facility	60,000	50,000
Repayments of revolving credit facility	(33,000)	(65,000)
Excise taxes on treasury stock transactions	—	59
Net Cash Provided by (Used in) Financing Activities	23,643	(15,285)
Net Increase (Decrease) in Cash and Cash Equivalents	354	(14,922)
Cash and Cash Equivalents—Beginning of Period	7,320	23,511
Cash and Cash Equivalents—End of Period	$7,674	$8,589

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$195,308	$135,804	$499,237	$327,006
Cost of revenue	132,912	85,552	346,306	207,412
Gross profit	$62,396	$50,252	$152,931	$119,594
Gross profit percentage	31.9%	37.0%	30.6%	36.6%

Plant optimization expense (b)	$115	$—	$1,232	$—
Adjusted gross profit	$62,511	$50,252	$154,163	$119,594
Adjusted gross profit percentage	32.0%	37.0%	30.9%	36.6%

Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$17,870	$11,879	$29,711	$25,452
Interest expense	3,894	2,832	10,271	7,483
Interest income	—	(38)	(327)	(232)
Income tax expense	6,218	3,991	9,487	9,405
Depreciation expense	3,174	1,466	8,113	4,296
Amortization of intangibles	1,910	1,909	5,703	5,710
Equity-based compensation	4,096	2,421	11,794	7,675
(Gain) loss on sale of asset	2	7	4	(3,127)
Wire insulation shrinkback litigation expenses (a)	711	6,831	7,294	11,906
Plant optimization expenses (b)	115	676	1,232	676
Shareholder litigation expenses (c)	144	261	2,264	1,174
Litigation settlement expense (c)	1,000	—	6,250	—
Transaction, integration and restructuring costs (d)	671	—	671	—
Adjusted EBITDA	$39,805	$32,235	$92,467	$70,418

Reconciliation of Net Income to Adjusted Net Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$17,870	$11,879	$29,711	$25,452
Amortization of intangibles	1,910	1,909	5,703	5,710
Amortization / write-off of deferred financing costs	387	156	699	467

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Equity-based compensation	4,096	2,421	11,794	7,675
(Gain) loss on sale of asset	2	7	4	(3,127)
Wire insulation shrinkback litigation expenses (a)	711	6,831	7,294	11,906
Plant optimization expenses (b)	115	676	1,232	676
Shareholder litigation expenses (c)	144	261	2,264	1,174
Litigation settlement expense (c)	1,000	—	6,250	—
Transaction, integration and restructuring costs (d)	671	—	671	—
Tax impact of adjustments (e)	(2,413)	(2,943)	(9,588)	(5,875)
Adjusted Net Income	$24,493	$21,197	$56,034	$44,058
(a)    For the three and nine months ended September 30, 2026, represents $0.7 million and $7.3 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For the three and nine months ended September 30, 2025, represents $6.8 million and $11.9 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b) For the three and nine months ended September 30, 2026, represents $0.1 million and $1.2 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, including items such as professional fees, relocation, facility set-up and other costs, which relates to costs classified within cost of revenue based on their nature and function. For the three and nine months ended September 30, 2025, represents $0.7 million of expenses incurred in connection with actions taken to consolidate our operations into a newly constructed facility, which primarily consisted of costs classified within general and administrative expenses based on their nature and function. We believe excluding expenses from these events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(c)    For the three and nine months ended September 30, 2026, represents $0.1 million and $2.3 million, respectively, of expenses incurred in connection with the Company’s defense of certain derivative and class action litigation and for the three and nine months ended September 30, 2026, represents $1.0 million and $6.3 million, respectively, in settlement expenses associated with this litigation. For the three and nine months ended September 30, 2025, represents $0.3 million and $1.2 million, respectively, of expenses incurred in connection with the Company’s defense of certain derivative and class action litigation. We consider expenses incurred in connection with these legal matters distinct from normal matters and expenses within the operation of our business.
(d)    Represents costs incurred in connection with the recently announced proposed transaction with ARRAY Technologies, Inc., primarily consisting of legal, investment banking, accounting, consulting and other professional and advisory fees. We believe these costs are not reflective of our core operations and that excluding them provides a more meaningful view of our ongoing operating performance.

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(e)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. The adjustment to the provision for income tax reflects the effective tax rates below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	3.1%	0.6%	3.1%	0.6%
State and local taxes (net of federal benefit)	2.6%	2.4%	2.6%	2.4%
Effective income tax rate for Adjusted Net Income	26.7%	24.0%	26.7%	24.0%

Calculation of Adjusted Diluted Earnings per Share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Diluted weighted average shares outstanding	170,133	168,750	170,058	167,725

Adjusted Net Income	$24,493	$21,197	$56,034	$44,058
Adjusted Diluted EPS	$0.14	$0.13	$0.33	$0.26